Exhibit 10.7

Spousal Commitment Letter

WHEREAS:

I, [NAME], ID card number [●], hereby execute this Spousal Commitment Letter (the “Agreement”) on the date written below, and I am the spouse of [NAME], ID card number [●] (hereinafter referred to as “[SIGNATORY’S SPOUSE’S NAME]”), and I hold [●] shares of Shanghai Xiaoi Robot Technology Co., Ltd.;

Regarding the above-mentioned shares held by me, [SIGNATORY’S SPOUSE’S NAME ABOVE] has signed the Exclusive Option Agreement with Zhizhen Artificial Intelligence Technology (Shanghai) Co., Ltd. and other related parties on [●]; signed the Share Interest Pledge Agreement with Zhizhen Artificial Intelligence Technology (Shanghai) Co., Ltd. and other relevant parties on [●]; signed the Power of Proxy Agreement with Zhizhen Artificial Intelligence Technology (Shanghai) Co., Ltd. and other relevant parties on [●]; and

Shanghai Xiaoi Robot Technology Co., Ltd. and Zhizhen Artificial Intelligence Technology (Shanghai) Co., Ltd. have signed the Exclusive Business Cooperation Agreement on [●]; This Agreement and the above-mentioned Exclusive Option Agreement, Share Interest Pledge Agreement, and Power of Proxy Agreement (these agreements are collectively referred to as “Cooperation Agreements”) shall together constitute the contractual control arrangements (hereinafter referred to as “Contractual Control Arrangements”) of Zhizhen Artificial Intelligence Technology (Shanghai) Co., Ltd.

I hereby confirm and irrevocably undertake:

1.	I fully understand and agree to the execution of the series of Cooperation Agreements, and I am fully aware, and independently and irrevocably agree to the provisions of each Cooperation Agreement, including but not limited to any and all restrictions, pledges, transfers or disposals of any form of share rights or interests in Shanghai Xiaoi Robot Technology Co., Ltd.

2.	I will not take any action at any time to hinder any pledge or disposal of the share rights under the Cooperation Agreements, including but not limited to claiming that [SIGNATORY’S SPOUSE’S NAME]’s relevant share rights in Shanghai Xiaoi Robot Technology Co., Ltd. belong to me or belong to [SIGNATORY’S SPOUSE’S NAME]’s communal estate. I further understand and agree and warrant that under no circumstances shall I take any action or bring any claim or lawsuit with intent to conflict with the Cooperation Agreements (as amended from time to time). I hereby confirm that my [SIGNATORY’S SPOUSE’S NAME] has the right to solely enjoy and perform its rights and obligations under the Cooperation Agreements, and that my [SIGNATORY’S SPOUSE’S NAME]’s performance, further amendments, termination of the Cooperation Agreements or signing of other documents to replace the Cooperation Agreements do not require my separate authorization or consent.

3.	In order to ensure the interests of the relevant parties under the Cooperation Agreements and to achieve the fundamental purposes therein, I hereby authorize any and all actions and execution of documents necessary to effectuate the purposes of the Cooperation Agreements, as may be required from time to time, and I confirm and acknowledge relevant documents and procedures.

4.	The commitments, confirmations, consents and authorizations made in this Agreement will not be revoked, derogated, invalid or otherwise adversely changed due to the increase, decrease, merger or other similar events of [SIGNATORY’S SPOUSE’S NAME]’s shareholding in Shanghai Xiaoi Robot Technology Co., Ltd..

5.	The commitments, confirmations, consents and authorizations made in this Agreement will not be revoked, derogated, invalid or otherwise adversely changed due to my incapacity for civil conduct, restricted capacity for civil conduct, death, or my divorce of or from [SIGNATORY’S SPOUSE’S NAME] and/or other similar events.

6.	The commitments, confirmations, consents and authorizations made in this Agreement will continue to be valid until your company and I both confirm the termination in writing. Your company and [SIGNATORY’S SPOUSE’S NAME] are not required to make any payment to me, including monetary or non-monetary, due to my aforementioned commitments, confirmations, consents, and authorizations.

7.	This Agreement shall come into force upon my signature, and the term of validity shall be the same as that of the Exclusive Option Agreement.

8.	Other matters not covered in this Agreement, including but not limited to applicable laws, dispute resolution, definitions and interpretations, shall also be the same as those stipulated in the Cooperation Agreements.

Signature:
Date: